UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2007

Jaclyn, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-5863

Delaware (State or other jurisdiction of incorporation or organization)	22-1432053 (IRS Employer Identification Number)

197 West Spring Valley Avenue Maywood, NJ (Address of principal executive offices)	07607 (Zip code)

(201) 909-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.        Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On November 28, 2007, the Board of Directors of Jaclyn, Inc. (the “Company”) amended Sections 1 and 2 of Article IV (the “Amendments”) of the Company’s By-laws (as so amended, the “By-laws”) to expressly permit the issuance by the Company of both certificated and uncertificated securities by the Company.

The shares of common stock of the Company are listed on the American Stock Exchange (“Amex”) which requires securities listed on the Amex to be eligible prior to January 1, 2008 for a direct registration system operated by a securities depositary registered as a clearing agency under Section 17(A)(b)(2) of the Securities Exchange Act of 1934, as amended. A direct registration system permits an investor’s ownership of securities to be recorded and maintained on the books of an issuer without the issuance of a physical stock certificate, and to electronically transfer the investor’s position between the issuer’s transfer agent and the broker dealer of the investor’s choice through a direct registration system. The Amendments enable the Company’s common stock to be eligible for a direct registration system.

This description of the Amendments is qualified in its entirety by reference to the complete text of the By-laws, a copy of which is attached to this Form 8-K as Exhibit 3(a)(ii) and which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3(a)(ii)	By-laws of the Company.

SIGNATURES

Date: November 29, 2007	JACLYN, INC.

By: /s/ Anthony Christon
Anthony Christon, Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3(a)(ii)	By-laws of the Company.